Exhibit 10.21.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December 29, 2014 (this “Amendment”), is by and between QUICKEN LOANS INC. (the “Borrower”) and FIFTH THIRD BANK (the “Lender”).

RECITALS

A.            The Borrower and the Lender are parties to a Credit Agreement dated as of December 30, 2013, as amended by the First Amendment to Credit Agreement dated as of April 21, 2014 (as amended and as may be further amended or restated from time to time, the “Credit Agreement”).

B.            The parties now desire to amend certain terms of the Credit Agreement as set forth herein.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I AMENDMENTS. Subject to Article III hereof, the Credit Agreement is amended as follows:

1.1         The following definitions are added to Section 1.01 of the Credit Agreement in their appropriate alphabetical location:

“Second Amendment Effective Date” means December 29, 2014.

“Second Commitment Fee” means [***].

“Specified Fees” means the Commitment Fee, the Second Commitment Fee, and the Facility Fee.

1.2         The definitions of “Commitment” and “Termination Date” in Section 1.01 of the Credit Agreement are amended to read:

“Commitment” means Lender’s commitment to make Loans and issue Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of the outstanding principal amount of the Loans and the LC Exposure, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to Lender pursuant to Section 8.04; provided that the aggregate amount of the Commitment shall not be reduced as a result of such assignments. The amount of the

Commitment is [***] on the Second Amendment Effective Date.

“Termination Date” means the earlier of (a) the date 364 days after the Second Amendment Effective Date and (b) the date of termination of the Commitment.

1.3         The number [***] in clause (i) of the definition of “Applicable Percentage” is amended to read [***].

1.4         Section 2.10(b) of the Credit Agreement is amended to read:

(b)           (i)            On the Effective Date Borrower is obligated to pay o Lender the Commitment Fee. The Commitment Fee is payable in four quarterly installments of [***] on the same day as the Facility Fee, but if any of the Commitment Fee remains unpaid when the Commitment terminates, the unpaid balance of the Commitment Fee is due and payable on the date that the Commitment terminates.

(ii)           On the Second Amendment Effective Date Borrower is obligated to pay to Lender the Second Commitment Fee. The Second Commitment Fee is payable in four quarterly installments of [***] on the same day as the Facility Fee, but if any of the Second Commitment Fee remains unpaid when the Commitment terminates, the unpaid balance of the Second Commitment Fee is due and payable on the date that the Commitment terminates.

1.5         Section 2.10(c) (iv) of the Credit Agreement is amended to read:

(iv)          The credit is applied first to the amount due on the Commitment Fee installment then due until satisfied in full, then to the amount due on the Second Commitment Fee installment then due until satisfied in full, and then to the amount due on the Facility Fee.

1.6         Section 5.01(e) of the Credit Agreement is amended to read:

(e)           within 30 days following the end of each calendar month in which any Loan or Letter of Credit was outstanding on the last day of the month, a certificate of an Authorized Officer of Borrower certifying Borrower’s compliance with Section 6.11 and attaching reasonable evidence thereof (which must include a calculation of the ratio of actual Unencumbered and Unrestricted Cash and Marketable Securities to Exposure);

1.7         Section 5.01(f) of the Credit Agreement is amended to read:

(f)            within 30 days following the end of each calendar quarter, a certificate of an Authorized Officer of Borrower certifying Borrower’s compliance with Section 6.11 and attaching reasonable evidence thereof (which must include a calculation of the ratio of actual Unencumbered and Unrestricted Cash and Marketable Securities to Exposure); and

ARTICLE II REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to Lender that:

2.1         The execution, delivery, and performance of this Amendment are within its powers, have been duly authorized by all necessary company action and are not in contravention of any law, the terms of its Articles of Incorporation or By-Laws, as applicable, or of any undertaking to which it is a party or by which it or its properties is bound.

2.2         This Amendment is the legal, valid, and binding obligation of the Borrower, enforceable against it in accordance with the respective terms hereof.

2.3         After giving effect to the amendments herein contained, the representations and warranties in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and no Event of Default or Default exists or is continuing on the date hereof.

ARTICLE III CONDITIONS OF EFFECTIVENESS.

This Amendment is effective as of the date hereof when each of the following conditions is satisfied:

3.1         This Amendment is duly executed on behalf of the Borrower and the Lender.

3.2         Borrower executes and delivers to Lender the Revolving Note attached as Exhibit A and the Consent is Lieu of a Meeting of the Board of Directors of Quicken Loans attached as Exhibit B.

3.3         Such other documents and items, and completion of such other matters in connection with this Amendment, as the Lender may reasonably request.

ARTICLE IV MISCELLANEOUS.

4.1         From and after the date of this Amendment, references in the Credit Agreement or in any other Loan Document to the Credit Agreement are treated as references to the Credit Agreement as amended by this Amendment and as further amended from time to time.

4.2         The Obligations are due and owing without setoff, counterclaim, or defense.

4.3         Terms used but not defined herein shall have the same meanings as in the Credit Agreement.

4.4         This Amendment is governed by and construed in accordance with the laws of the State of Michigan.

4.5         The Borrower agrees to pay the reasonable fees and expenses of counsel for the Lender in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

4.6         This Amendment may be signed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures and electronic signatures sent in PDF format are treated as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

QUICKEN LOANS INC.

By:	/s/ William Emerson
William Emerson, Chief Executive Officer

FIFTH THIRD BANK

By:
Steven J. Englehart, Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

QUICKEN LOANS INC.

By:
William Emerson, Chief Executive Officer

FIFTH THIRD BANK

By:	/s/ Steven J. Englehart
Name: Steven J. Englehart, Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

Exhibit A
Revolving Note

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EXHIBIT A

REVOLVING NOTE

$125,000,000	December 29, 2014

Detroit, Michigan

FOR VALUE RECEIVED, QUICKEN LOANS INC., a Michigan corporation (the “Borrower”), hereby unconditionally promises to pay to the order of FIFTH THIRD BANK (the “Lender”), at the principal banking office of Lender in lawful money of the United States of America and in immediately available funds, the principal sum of $125,000,000, or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of Lender, on the Termination Date and at such other times, if any, required under the Credit Agreement referred to below; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Loans evidenced hereby shall be paid in full, at the rates per annum on the dates provided in the Credit Agreement referred to below.

Lender is hereby authorized by Borrower to record on the schedule attached to this Revolving Note, or on its books and records, the date, amount and Type of each Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, absent manifest error, provided, however, that any failure by Lender to record any such information shall not relieve Borrower of its obligation to repay the outstanding principal amount of such Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Note and the Credit Agreement.

Borrower and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Note. Should the indebtedness evidenced by this Revolving Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Note, including reasonable attorneys’ fees and expenses as provided in the Credit Agreement.

This Revolving Note evidences one or more Loans made under the Credit Agreement dated December 30, 2013 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), between Borrower and Lender to which reference is hereby made for a statement of the circumstances under which this Revolving Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Revolving Note shall have the respective meanings assigned to them in the Credit Agreement.

This Note amends and restates and is in substitution and exchange for the $100,000,000 Revolving Credit Note dated December 30, 2013 (the “Old Note”). This Note is not a novation of the Old Note and does not pay, terminate, extinguish, or discharge the undersigned’s indebtedness evidenced by the Old Note. All indebtedness evidenced by the Old Note continues under and is evidenced and governed by this Note. Any reference to the Old Note in any other document is to be treated as a reference to this Note.

This Revolving Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

QUICKEN LOANS INC.

By:
Name: William Emerson
Title: Chief Executive Officer

SIGNATURE PAGE TO REVOLVING NOTE

SCHEDULE TO PROMISSORY NOTE
MADE BY QUICKEN LOANS INC.
IN FAVOR OF FIFTH THIRD BANK

Transaction Date	Principal Amount of Loan	Type of Loan	Interest Rate	Interest Period (if applicable)	Principal Amount Paid, Prepaid or Converted	Principal Balance Outstanding	Notation Made By

SIGNATURE PAGE TO REVOLVING NOTE

Exhibit B

Consent is Lieu of a Meeting of the Board of Directors of Quicken Loans

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CONSENT IN LIEU OF A MEETING OF THE
BOARD OF DIRECTORS OF QUICKEN LOANS INC.
DECEMBER 18, 2014

Fifth Third Bank Unsecured Line of Credit

The undersigned is the sole member of the Board of Directors of Quicken Loans Inc., a Michigan corporation (the “Company”). By execution of this Consent, the Board of Directors consents to and authorizes the action set forth in this Consent. This Consent shall be in lieu of matters presented and action taken at a formal meeting of the Board of Directors, and the resolutions shall have the same force and effect as if adopted at a Board meeting called for the purpose of their adoption.

The Board of Directors hereby consents to, authorizes, and adopts the following resolutions:

WHEREAS, the Board of Directors has determined it to be in the best interest of the Company to obtain an unsecured line of credit from Fifth Third Bank (“Lender”) in an amount not to exceed $125,000,000 (“Loan”).

NOW, THEREFORE, BE IT RESOLVED, that the undersigned hereby authorizes and approves the Company to borrow the Loan from Lender; and each transaction effected pursuant to the terms thereof is authorized and approved.

RESOLVED, that the Chief Executive Officer, President, Chief Financial Officer, Treasurer (collectively, the “Authorized Officers”) and corporate counsel are hereby, jointly and severally, authorized to negotiate, execute and deliver all agreements, documents, instruments, certificates and other items in connection with the Loan in the name and on behalf of the Company and to do or cause to be done, in the name and on behalf of the Company, any and all such acts and things, and to execute, deliver and file in the name and on behalf of the Company, any and all such agreements, applications, certificates, instructions, transaction requests, receipts and other documents and instruments, as such Authorized Officer or corporate counsel may deem necessary, advisable or appropriate in order to carry out the purposes of the foregoing resolutions.

RESOLVED, that the Authorized Officers and corporate counsel of the Company are hereby authorized for and in the name and on behalf of the Company to take all such further actions and to negotiate, execute and deliver all such other agreements, instruments and documents, and to make all governmental filings, in the name and on behalf of the Company and such officers are authorized to pay such fees, taxes and expenses, as advisable in order to fully carry out the intent and accomplish the purposes of the resolutions heretofore adopted hereby.

RESOLVED, that the actions of the Company’s officers and corporate counsel (and any person authorized to act by the Company’s officers and/or corporate counsel) which were heretofore undertaken in the name of and for the benefit of the Company and which actions would have been authorized by the foregoing resolutions except that such actions were taken before the adoption of such resolutions, are hereby ratified, confirmed, approved, authorized and adopted by the Board of Directors in all respects as being in the best interests of the Company,

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and as being the agreement of and the authorized and approved actions of the Company undertaken in the name of and on behalf of the Company; provided, such actions were lawful, undertaken solely in furtherance of the Company’s interests; were within the course and scope of the officer’s/person’s assigned duties; and were conducted in a manner consistent with the officer’s/person’s duty of loyal, fidelity and good faith, and their duty to provide honest services.

RESOLVED, that (a) any certifications of the Secretary of the Company as to any resolutions; (b) any legal opinions of in-house employed lawyers; (c) any officer certificates; and (d) any schedules heretofore executed and provided in connection with or related to the Loan are hereby approved, authorized and adopted by the Board of Directors in all respects as being in the best interests of the Company, and as being the authorized and approved actions of the Company undertaken in the name of and on behalf of the Company as of the date stated therein.

/s/ Daniel Gilbert Chairman,
Dated: December 18, 2014	Daniel Gilbert, Chairman,
Sole Member of the Board

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